Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Amendment No. 6 to Form F-3 (333-257934) of Bit Digital, Inc. (the “Company”); Registration Statement on Amendment No. 3 to Form F-3 (333-266746); Registration Statement on Amendment No. 7 to Form F-3 (333-258330); Registration Statement on Form S-8 (333-257034); Registration Statement on Form S-8 (333-260587); and Registration Statement on Amendment No. 6 to Form F-3 (333-260241) of our report dated April 27, 2023, with respect to the consolidated balance sheets as of December 31, 2022 and 2021, and the consolidated statements of operations and comprehensive losses, shareholders’ equity, and cash flows for the years ended December 31, 2022, 2021 and 2020, appearing in the Annual Report on Form 20-F of the Company for the year ended December 31, 2022.

We also consent to the reference to us under the heading “Experts” in the Registration Statement.

/s/ Audit Alliance LLP

Singapore

April 27, 2023